Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As an independent registered public accounting firm, we hereby consent to the use, in the Registration Statement on Form S-1, of our report dated March 3, 2008, relating to the financial statements of Organic Alliance, Inc. (formerly NB Design and Licensing, Inc.) as of December 31, 2007 and 2006 and for the years then ended. We also consent to the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement filed with the Securities and Exchange Commission.

Kansas City, Missouri
November 20, 2008

CONSENT	Certified Public Accountants & Consultants 411 Valentine, Suite 300 Kansas City Missouri 64111 Phone: (816) 756-5525 Fax: (816) 756-2252